Exhibit 10.38

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“SUBLEASE”) is made and entered into as of May 14, 2004, by and between SPACEHAB, Inc., a State of Washington corporation (“Sublessor”) and PARAGON PERSONNEL, INC., located at 815 Connecticut Ave., NW, Suite 610 Washington, DC (“Sublessee”).

RECITALS

A. Sublessor and 601 THIRTEENTH STREET, N.W. ASSOCIATES LIMITED PARTNERSHIP (“Landlord” or “Lessor”) are parties to a Lease Agreement dated as of October 7, 2002 (hereby known as the “Master Lease Agreement”). Pursuant to the Master Lease Agreement, Sublessor leases space from Landlord in the building located at 601 Thirteen Street, NW, Washington, D.C. (as more fully described in the attached lease agreement, the “Leased Premises”).

B. Sublessee wishes to acquire from Sublessor and Sublessor wishes to grant to Sublessee the right to lease the Leased Premises, better known as Suite 900S, located on the ninth floor of the Leased Premises and being approximately 5,920 square feet of office space, such premises so subleased to Sublessee are referred to in this Agreement as the “Subleased Premises.”

AGREEMENTS

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sublease of Subleased Premises. Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease Agreement.

2. Term of Sublease. The term of the Sublease (“Sublease Term”) shall commence on June 01, 2004 (or such later date as Sublessor obtains the consent of the Landlord to this Sublease as contemplated in Section 13 hereof) and shall terminate at midnight on May 30, 2006.

3. Rent. Sublessee agrees to pay Sublessor at such place as Sublessor may designate without deduction, offset, prior notice or demand, and the Sublessor agrees to accept, as rent for the Leased Premises, the sum of Fifteen Thousand Seven Hundred Eighty Six dollars and Sixty Six cents ($15,786.66.) monthly in lawful money of the United States (payable each month) during the term of this Lease, the first such monthly rental being due on June 1, 2004, and a like amount being due on the first day of each month thereafter during the term of this Sub-Lease.

The amount of $15,786.66 is paid herewith to Sublessor upon the execution of this SubLease, receipt of which is hereby acknowledged, which shall represent the first month’s rental and as consideration for entering into this Agreement with an additional amount equal to one month’s rent ($15,786.66) to be held as a Security Deposit throughout the Sublease Term.

Commencing on June 01, 2005, Sublessee’s Base Rent will be escalated by an amount of our (4%) percent to a new monthly rental amount of Sixteen Thousand Four Hundred Eighteen dollars and Thirteen cents ($16,418.13), this amount being due the first day of each month thereafter during the remaining term of this Sub-Lease.

If Sublessee fails to pay any installment of Rent on or before the fifth (5th) day of the calendar month when such installment becomes due and payable, Sublessor may require Sublessee pay a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the Default Rate from the date such installment became due and payable to the date of payment.

4 . Return of Subleased Premises. At the expiration or earlier termination of this Sublease, Sublessee shall return the Subleased Premises to the Sublessor in the same condition as at the commencement of the Sublease Term (as documented pursuant to Section 8 hereof), except for normal wear and tear and damage by fire, the elements, or any other cause beyond Sublessee’s control. At Sublessor’s option, Sublessor may require Sublessee to remove any fixtures or alterations installed by Sublessee and to repair any damage occasioned by such removal. If this Sublease ends later than one month prior to the termination of the Lease Agreement (such one month period being referred to as the “Restoration Period”), Sublessee agrees that Sublessor shall have the right to access the Subleased Premises during the Restoration Period (including any portion of the Restoration Period falling during the Sublease Term) to perform restoration that Sublessor is obligated to perform under the Lease Agreement to the extent that Sublessee is not required to perform under this Sublease Agreement.

5. Additional Obligations of Sublessee.

(a) In addition to the obligation under Section 3 above, Sublessee agrees, for the benefit of the Sublessor and the Lessor, that Sublessee shall perform the obligations of the “Lessee” under the provisions of the Master Lease Agreement to the extent applicable to Sublessee and Sublessee’s actions and the Subleased Premises during the term of this Sublease as if Sublessee were originally the Lessee under the Lease Agreement.

Sublessee shall not attempt to exercise any of Sublessor’s options (if any exist) to extend the Master Lease Agreement. Sublessee has read and understood the Master Lease Agreement attached as Exhibit A. Notwithstanding anything to the contrary in this Sublease or the Master Lease Agreement, Sublessee does not assume any pre-existing obligations or liabilities of Sublessor under the Master Lease Agreement or any other agreement.

(b) This Sublease Agreement is subject and subordinate to the Master Lease Agreement. During the term of the Sublease, the Sublessee shall be provided with all of the services and utilities provided to Sublessor under the terms of the Master Lease Agreement with respect to the Subleased Premises, and Sublessee shall enjoy all the rights and benefits of Sublessor under the terms of the Master Lease Agreement with respect to the Subleased Premises, except that it shall not be entitled to exercise any of Sublessor’s options (if any).

(c) Notwithstanding anything herein contained to the contrary, the only services or rights to which Sublessee is entitled are those to which Sublessor is entitled with respect to the Subleased Premises under the Master Lease Agreement and for all such services and rights Sublessee will look to the Sublessor under the Master Lease Agreement.

(d) Sublessee shall neither do nor permit anything to be done by Sublessee or its employees, agents, contractors or representatives which would cause the Master Lease Agreement to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in the Lessor under the Master Lease Agreement, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims to the extent that the negligence or willful misconduct of Sublessee or its employees, agents, contractors or representatives causes the Master Lease Agreement to be terminated or forfeited.

(e) Sublessee shall use the Subleased Premises for office purposes in connection with its business and for no other purpose. Sublessee shall not use the Subleased Premises for any unlawful purpose.

(f) Sublessee agrees to forward to Sublessor, immediately upon receipt thereof, copies of any notices relating to Sublessee’s occupancy or use of the Subleased Premises received by Sublessee from Landlord or from any governmental authority.

6 . Indemnity and Insurance.

(a) Sublessee shall indemnify and hold Sublessor and Lessor and their respective subsidiaries and affiliated corporation, and their respective officers, directors, agents, employees, attorneys, and assigns (the “Indemnified Parties”) harmless from and against any and all claims or liability for bodily injury to or death of any person or loss of or damage to any third party property to the extent arising out of Sublessee’s use of the Subleased Premises or property of which it is a part, or from the conduct of Sublessee’s business in the Subleased Premises, or from any activity, work, or thing done, permitted, or suffered by Sublessee, its employees, agents, contractors, or invitees (other than the Indemnified Parties) in or about the Subleased Premises except:

(1) claims and liabilities to the extent caused by any negligence of or willful misconduct on the part of an Indemnified Party, or

(2) claims and liabilities for property damage addressed in paragraph 6(c).

In the absence of any negligence or willful misconduct on the part of the Indemnified Parties, such indemnity shall include all reasonable costs, attorneys’ fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Sublessor by reason of any claim falling within the scope of the foregoing indemnity, and in the absence of any claim by the plaintiff in such action of any negligence on the part of the Sublessor, Sublessee upon written notice from Sublessor to Sublessee within sixty days after Sublessor receives notice of the claim shall defend the same at Sublessee’s expense by counsel reasonably satisfactory to Sublessor.

The foregoing indemnity is conditioned upon Sublessor or Lessor providing notice to Sublessee within sixty (60) days after Sublessor or Lessor, as appropriate, receives notice of any claim or occurrence that is likely to give rise to a Claim that will fall within the scope of the foregoing indemnity and cooperating with Sublessee in any defense or settlement of such claim or liability.

(b) Sublessee at Sublessee’s own cost and expense, will provide and keep in full force and effect during the term of this Sublease Agreement, commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) covering bodily injury to any person, including death, and loss of or damage to third party real and personal property. Such insurance may be provided under Sublessee’s blanket comprehensive liability insurance policy. During the Sublease Term, Sublessor and each of the Indemnified Parties shall be named as an additional insured under such insurance to the extent of Sublessee’s undertaking set forth in paragraph 6(a). Sublessee shall cause the insurer issuing such insurance policy to waive all rights of subrogation against the Indemnified Parties to the extent of Sublessee’s undertaking set forth in paragraph 6(a). Evidence of such insurance coverage and the coverage required by this paragraph 6(b) shall be made available to Sublessor prior to the commencement date of the Sublease Term. Such evidence of insurance will provide for not less than fifteen days’ advance notice in the event of cancellation or material alteration of such insurance.

(c) Each of Sublessor and Sublessee hereby releases and relieves (and Sublessor shall arrange that Lessor shall release and relieve) the others for loss of or damage to property arising out of or incident to fire, lightning, or any other perils normally included in a standard “All Risk” physical damage insurance policy containing an extended coverage and special extended coverage endorsement, when such property constitutes the Subleased Premises or the Leased Premises or is in on or about the Subleased Premises or the Leased Premises, whether or not such loss or damage is due to the negligence of Sublessor, Lessor, Sublessee, or their respective agents, employees, guests, licensees, invitees, or contractors.

(d) Each of Sublessor and Sublessee shall cause (and Sublessor shall arrange that Lessor shall cause) its insurance carriers to waive all rights of subrogation against the other parties hereto to the extent of such party’s undertakings set forth in paragraph 6(c).

7. Obligations of the Sublessor. Sublessor covenants, so long as Sublessee is not in default of its obligations under this Sublease Agreement, that Sublessee shall have the right to quietly enjoy the Subleased Premises without hindrance by any person claiming by or through Sublessor. Sublessor shall make all payments required to be made to Lessor pursuant to the Master Lease Agreement. Sublessor warrants that the copy of the Master Lease Agreement set forth in Exhibit A is a true and correct copy of the Lease Agreement as amended, that the Master Lease Agreement is in full force and effect in accordance with its terms, and that Sublessor is not aware of any event of default thereunder.

8. Walk Through and Inventory. Prior to the commencement of the Sublease Term, representatives of Sublessor and Sublessee shall conduct a walk-through of the Subleased Premises and shall note, in writing, any damage or defects in the Subleased Premises. At the termination of the Sublease Term, representatives of Sublessor and Sublessee shall conduct a similar walk-through and shall note, in writing, any damage to the Subleased Premises occurring during the Sublease Term. During the Sublease Term, Sublessor shall have the right to enter the Subleased Premises upon reasonable notice (except in case of emergency) and at reasonable time (except in case of emergency) to inspect the Subleased Premises, to make necessary repairs, and to ensure itself that Sublessee is complying with Sublessee’s obligations under this Sublease Agreement.

9. Acceptance of Premises; Alterations.

(a) Sublessee hereby confirms that it has examined and inspected the Subleased Premises, and accepts them in their “AS IS” condition. Sublessor makes no warranty of any kind concerning the Subleased Premises OR the building of which they are a part, including any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTABILITY). Notwithstanding the foregoing, Sublessor represents that it is not aware of any condition that would prevent Sublessee from using the Subleased Premises for general office purposes.

(b) Sublessee shall be responsible for all alterations necessary to the Subleased Premises to render the Subleased Premises satisfactory to Sublessee.

(c) All alterations to be performed by Sublessee under this Agreement shall require the prior approval of the Sublessor (which approval shall not be unreasonably withheld or delayed) and Landlord and shall otherwise comply with all requirements of applicable codes and of the Lease Agreement.

10. Holding Over. Sublessee acknowledges that the term of the Lease expires on May 31, 2006. Consequently, if Sublessee remains in possession of the Subleased Premises after May 30, 2006, Sublessor may be treated by Landlord as being in breach of the Master Lease Agreement. Sublessor may be obligated to pay damages to the Lessor, including consequential damages which are presently difficult or impossible to calculate. Sublessee agrees to indemnify, defend and hold harmless the Sublessor from any and all reasonable losses, costs, and damages to the extent they arise out of holding over by Sublessee following the expiration of the term of the Master Lease Agreement. In such event the Sublessee shall be required to pay each month of such hold-over tenancy at the rate of three times the Rent, stated for that period in time of the Master Lease Agreement. Such monthly tenancy shall commence with the first day next after the expiration of the Term of this Sublease. Except as otherwise provided above with respect to payment of Rent, Sublessee shall, as a monthly tenant, be subject to all the terms, conditions, covenants and agreements of the Sublease.

11. Environmental Matters.

(a) Compliance with Laws and Requirements. Except as otherwise agreed by Sublessor in writing, Sublessee shall be solely responsible at its expense for obtaining any permits, licenses or approvals, and for preparing, maintaining and submitting any records or reports, as required under applicable Environmental Laws and Requirements for its operations hereunder. Sublessee shall comply with any and all Environmental Laws and Requirements and shall not cause, permit or allow the presence of and shall not generate, release, store, or deposit any Hazardous Substances on or about the Leased Premises in violation of any Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person. Sublessee shall not release any Hazardous Substances into the soil, water (including groundwater) or air of the Leased Premises or onto any other adjoining property in violation of Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person. In the event of a spill or other release of Hazardous Substances caused by Sublessee, its agents, employees or invitees at or from the Leased Premises, Sublessee shall undertake immediate response as required by law, including but not limited to reporting to appropriate agencies, and shall notify Sublessor of same as soon as possible.

(b) Definitions:

1) As used herein, the term “Hazardous Substance” means any hazardous, toxic, chemical, or dangerous substance, pollutant, contaminant, waste or material, including petroleum, which is regulated under any and all federal, state, or local statute, ordinance, rule, regulation, or common law relating to chemical management, environmental protection, contamination, or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act as amended (42 U.S.C. § 6901 et seq.) or any other Federal, state, county, or city law, or any other ordinance or regulation existing or which may exist.

2) As used herein the term “Environmental Laws and Requirements” means any and all federal, state, local laws, statutes (including without limitation the statutes referred to in paragraph 8(b)(1), above), ordinances, rules, regulations and/or common law relating to environmental protection, contamination, the release, generation, production, transport, treatment, processing, use, disposal, or storage of Hazardous Substances, and the regulations promulgated by regulatory agencies pursuant to these laws, and any applicable federal, state, and/or local regulatory agency-initiated orders, requirements, obligations, directives, notices, approvals, licenses, or permits, including but not limited to those for the reporting, investigation, cleaning, or remediation of any Hazardous Substances on the Leased Premises.

(c) Remediation. Should Sublessee fail to perform any of its obligations pursuant to this agreement or to any and all Environmental Laws and Requirements, Sublessee shall at its own expense promptly remedy such noncompliance. Sublessee shall at its own expense remove or remediate any unsafe condition that Sublessee has caused to occur and clean up or remediate any Hazardous Substance which Sublessee has caused to be released at or from the Leased Premises. Should Sublessee fail so to do, Sublessor shall have the right, but not the duty, to enter the Leased Premises personally or through its agents, consultants, or contractors to perform the same. Further, Sublessee shall hold Sublessor harmless from any losses, including claims of third parties, resulting from any noncompliance with Environmental Laws and Requirements, or from any unsafe condition or release of Hazardous Substances caused by Sublessee.

(d) Documentation and Right to Inspect. Sublessee shall provide copies to Sublessor of any reports regarding its operations at the Subleased Premises which are submitted to governmental agencies pursuant to any Environmental Laws and Requirements. Sublessee shall also make available to Sublessor upon request all permits and approvals with respect to the Subleased Premises, and all records maintained by Sublessee with respect to the Subleased Premises pursuant to any Environmental Laws and Requirements. During the Sublease Term, Sublessor and/or its agents or employees shall have the right to periodically inspect the Subleased Premises at reasonable times to confirm that Sublessee is in compliance with the terms of this Agreement, including compliance with any and all Environmental Laws and Requirements. Further, if Sublessor at any time should have any cause to believe that any Hazardous Substances are or at any time during the term of this Sublease have been released at or from the Subleased Premises without strict compliance with all Environmental Laws and Requirements or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person, Sublessor shall have the right at its discretion, but not the duty, to enter, at any reasonable time, and conduct an inspection of the Subleased Premises including invasive tests to determine whether, and the extent to which, Hazardous Substances have been released. Sublessee hereby grants to Sublessor, and its employees, agents, employees, consultants, and contractors the right to enter the property upon reasonable notice to Sublessee and to perform such tests on the property as are reasonably necessary in the opinion of Sublessor to conduct such investigations. Sublessor may retain any independent qualified professional consultant to enter the property to conduct such inspections. Such consultant’s reasonable fee shall be payable by Sublessee if such consultant determines that Sublessee’s activities constitute a material violation of Environmental

Laws and Requirements or have resulted in the release of Hazardous Substances into the environment which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person; otherwise, such fee shall be payable by Sublessor.

(e) Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor, and its directors, officers, employees, agents, assigns, and attorneys from any and all claims, losses, damages, response costs, and expenses arising out of or in any way relating to the violation of any Environmental Laws and Requirements, or to the generation, release, storage, deposit or disposal of Hazardous Substances, to the extent caused by Sublessee, its agents, employees and invitees at any time during the term of this Sublease, including but not limited to: (1) claims of third parties, including governmental agencies, for damages (including personal injury and/or property damage), response costs, fines, penalties, injunctive or other relief; (2) the cost, expense, or loss to Sublessor of any injunctive relief, including preliminary or temporary injunctive relief, applicable to the Sublessor or the Leased Premises; and (3) the expense of reporting the existence of Hazardous Substances to any agency of any state government or the United States as required by applicable laws or regulations, before and after any trial or appeal there from whether or not taxable as costs; all of which shall be paid by Sublessee when accrued.

(f) Sublessor represents to Sublessee that to the best of its knowledge and belief there is currently no Hazardous Substance or other environmental hazard in or around the Subleased Premises released by Sublessor and that, to the best of its knowledge and belief, there are not, and have not been, any violations of the Environmental Laws and Requirements during the term of the Master Lease Agreement by Sublessor.

12. Transfers. Sublessee shall not, without the prior consent of Sublessor and Prime Landlord: (i) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer, any interest of Sublessee in this Sublease; (ii) permit any matter described in item (i) by operation of Law or otherwise; or (iii) sublet the Sublease Premises or any part thereof, or permit the use of the Sublease Premises by any person other than Sublessee, or (iv) dissolve (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Sublessee shall desire to make a Transfer, Sublessee shall deliver notice (the “Transfer Notice”) to Sublessor and Prime Landlord which shall include: (a) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice; (b) a description of the portion of the Sublease Premises to be transferred (the “Subject Space”); (c) all of the terms of the Transfer and the consideration therefor; (d) the name and address of the Transferee; (e) a copy of all existing and/or proposed documentation pertaining to the Transfer; (f) current financial statements of the Transferee; (g) any other information reasonably required by Sublessor, which will enable Sublessor to determine the financial responsibility, character and reputation of the Transferee, the nature of such Transferee’s business and the proposed use of the Subject Space; and (h) such other information as Sublessor may reasonably require. Sublessor’s right to approve a Transfer shall include the right to approve, which approval shall not be unreasonably withheld, conditioned or delayed, all documents (including, but not limited to, the sublease or assignment instrument) and other information required to be delivered to Sublessor with respect to the same. Any Transfer made without Sublessor’s or Prime Landlord’s prior consent shall, at Sublessor’s option, be void and of no effect, and shall constitute an Event of Default.

Each sublease, license or other agreement for use or occupancy of all or any portion of the Sublease Premises shall expressly provide, and Sublessor and Sublessee agree, that: (i) the same shall not be valid, and the Transferee shall not take possession of the Subject Space until, the same and all other documents relating to the same are in form reasonably satisfactory to Sublessor and fully executed copies of all such documents have been delivered to Sublessor; (ii) the Transferee shall agree to perform and observe the terms of this Sublease on Sublessee’s part to be performed and observed relative to the Subject Space from and after the effective date of the subject Transfer; (iii) except with respect to an assignment of Sublessee’s interest in this Sublease, the term of the same (including all options to extend the same) shall expire no later than one (1) day prior to the last day of the Sublease Term; (iv) the same and all rights of the Transferee under the same are and shall be subject and subordinate to this Sublease and to all matters to which this Sublease is or shall be subject and subordinate; and (v) in the event this Sublease is terminated by reason of an Event of Default or any other reason or in the event Sublessor re-enters the Sublease Premises pursuant to the terms of this Sublease in connection with an Event of Default, then, at Sublessor’s election, the Transferee shall (A) attorn to Sublessor, except that Sublessor shall not be (1) liable for any previous act or omission of Sublessee, (2) subject to any defense, offset or deduction previously accrued in favor of the Transferee against Sublessee, (3) bound by any prior amendment or modification of such sublease, license or other agreement made without Sublessor’s prior consent, (4) obligated to recognize any payment made by the Transferee more than one (1) month in advance, or (5) liable for any security deposit or other deposit delivered by the Transferee in connection with the transfer unless the same was delivered to Sublessor, or (B) enter into a direct lease with Sublessor on the same terms contained in the subject sublease, license or other agreement. With respect to each Transfer, Sublessee shall deliver to Sublessor, promptly after execution and prior to the date the same shall become effective, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Sublessor. All terms of this Sublease to be observed or performed by Sublessee relative to the Subject Space shall be deemed to extend to each Transferee, and Sublessee shall cause each Transferee to comply with the same. Notwithstanding any Transfer, whether with or without Sublessor’s consent, Sublessee shall remain fully liable for the performance and observance of all terms of this Sublease to be observed or performed by Sublessee and for all acts and omissions of any Transferee or anyone claiming under or through any Transferee. Any violation of a term of this Sublease by any Transferee shall be deemed a violation of such term by Sublessee, it being the intention of the parties that Sublessee shall be liable to Sublessor for any and all acts and omissions of all Transferees. Sublessor’s acceptance or collection of rent from any Transferee shall not be construed as Sublessor’s consent to or acceptance of the subject Transferee or Transfer. Sublessor’s consent to any Transfer shall not be construed as relieving Sublessee or any Transferee from the obligation of obtaining Sublessor’s prior consent to any subsequent Transfer. In the event Sublessee is in default under this Sublease beyond the expiration of any applicable cure period set forth herein, Sublessee authorizes each Transferee to pay such rent directly to Sublessor if it receives notice from Sublessor specifying that such rent shall be paid directly to Sublessor.

13. Condition Precedent. Sublessee acknowledges that the Sublessor’s right to sublease the Subleased Premises is subject to obtaining the prior written consent of the Lessor. If such consent is not obtained within thirty days of the execution date of this Sublease Agreement, either party may, at its option, terminate this Sublease Agreement.

14. Notices. Any notice or demand which either party may or must give pursuant to or in connection with this Sublease Agreement shall be in writing, delivered personally, sent by prepaid courier, by first class mail, postage prepaid, or by facsimile transmission as follows:

To Sublessor:	Via U.S. Mail SPACEHAB, Inc. 12130 Hwy 3 Webster, TX 77598 Attn: Chief Financial Officer

To Sublessee:	Prior to sublease commencement:

LEGALSOURCE 815 Connecticut Ave., NW, Suite 610 Washington, DC 20006

Upon commencement of the sublease:

LEGALSOURCE 601 Thirteenth Street, NW, Suite 900 South Washington, DC 20005

Either party may, by notice in writing, direct that future notices or demands be sent to a different address. Notices will be deemed delivered when received.

15. Entire Agreement. This Sublease Agreement represents the entire agreement of the Sublessor and Sublessee with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease Agreement. The Exhibits attached hereto and the Application to Sublease Real Property (if any) executed by Sublessee (whether or not attached to this Sublease Agreement) are part of this Sublease Agreement. This Sublease Agreement may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

16. No Recording. Neither party shall record this Sublease Agreement. At the request of either party, the parties shall execute a memorandum of this Sublease Agreement in recordable form identifying the Subleased Premises and the term of this Sublease Agreement.

17. Successors and Assigns; Survival of Obligations. The covenants and agreements in this Sublease Agreement shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and permitted assigns. The obligations of Sublessee under paragraph 6 (Indemnity and Insurance) and paragraph 11 (Environmental Matters) shall survive the end of the Sublease Term with respect to events occurring during the Sublease Term or while Sublessee is in possession of the Subleased Premises.

18. Confidentiality. Sublessee agrees that neither it nor its employees will disclose to any third party or to anyone not directly involved in the negotiation of this transaction any of the terms and conditions of this Sublease Agreement, including without limitation the rental payable by Sublessee hereunder.

19. Access/Inspection. Sublessee will allow and does hereby grant to Landlord and to Sublessor or their respective agents the right of free access at all reasonable times to the Subleased Premises for the purpose of inspecting or of making repairs, additions or alterations to the Subleased Premises, the Leased Premises, or any property owned by or under the control of Landlord subject to the provisions of the Lease. Reasonable prior notification of Landlord’s or Sublessor’s need to access the Subleased Premises shall be provided to Sublessee.

20. Attorneys’ Fees. In the event suit is brought for the recovery of rent due under the provisions of this Sublease Agreement, or for Sublessee’s breach of any other conditions or covenants contained in this Sublease Agreement, Sublessee shall pay the reasonable fees and disbursements of Sublessor’s attorneys provided, however, to the extent Sublessee is the prevailing party in any action or suit brought to enforce any of the provisions of this Sublease Agreement, then, in that event only, Sublessor shall pay the fees and disbursements of its attorneys and shall reimburse the reasonable fees and disbursements of Sublessee’s attorneys.

21. Sublessee’s Default. If Sublessee fails to perform any material obligation of Sublessee under this Sublease Agreement or makes a material misrepresentation in this Agreement or in the Application to Sublease Real Property (“Default”), and if after written notice from Sublessor specifying such Default and permitting Sublessee five business (5) days to cure a monetary default or thirty (30) days to remedy a nonmonetary Default, Sublessee shall have failed to remedy such Default, then Sublessor may cancel this Sublease Agreement, upon giving any notice required by law, and re-enter the Subleased Premises; provided however, is such Default requires more than thirty (30) days to cure Sublessor may not so cancel this Sublease agreement if Sublessee has commenced such remedy within such thirty (30) days and is diligently pursuing such remedy. Notwithstanding such re-entry by Sublessor, the liability of Sublessee for the rent provided in this Sublease Agreement shall not be extinguished but shall continue for the balance of the Sublease Term. Sublessee covenants and agrees to make good to Sublessor (a) any reasonable costs incurred by Sublessor in re-entering the Subleased Premises and in reletting the Subleased Premises; (b) during each month throughout the Sublease Term the amount by which the rent payable by the Sublessee hereunder during each month following Sublessor’s re-entry exceeds the amount of rent received by the Sublessor during such month; (c) the reasonable costs of any necessary repairs incurred by Sublessor; and (d) the reasonable fees and disbursements of Sublessor’s attorneys as provided in paragraph 20. The amounts payable by Sublessee pursuant to clause (b) shall be paid on the first day of each month throughout the Sublease Term; the amounts payable by Sublessee pursuant to clauses (a), (c), and (d) shall be payable within thirty days of written demand as they are incurred.

22. Liens. Sublessee shall not cause the Subleased Premises to become subject to any liens, claims, charges, or encumbrances (each a “Lien”) or allow any such Lien as a result of actions of Sublessee or any of its employees, agents or contractors. If the Subleased Premises become subject to one or more Liens as the result of Sublessee’s acts or omissions or sufferance as described above, Sublessee shall promptly, and in any event within five (5) days, remove such Liens or obtain a release of such Lien from the lienor. If the Sublessee fails to take timely action in this regard, Sublessor shall have the right, but not the obligation, to take any action reasonably necessary to remove and/or release such Liens. Such action shall be taken at Sublessee’s sole risk and expense.

23. Brokerage. Sublessor and Sublessee acknowledge and agree Sublessor is represented by Equis Corporation in connection with the transaction contemplated by this Sublease (“Equis”), and Sublessee is represented by The John Akridge Management Company (“Akridge”; and Equis and Akridge may sometimes hereinafter be collectively referred to as the “Brokers”), in each case, in connection with the transaction contemplated by this Sublease. Other than performance of certain activities by the Brokers, each Party represents no real estate broker or agent is involved in this Sublease, and each shall indemnify and hold the other harmless from any breach by it of this representation. Sublessor shall be responsible for the payment of any commission due to the Brokers pursuant to the provisions of separate agreements between the Brokers and Sublessor, in each case, negotiated independently of the transaction contemplated by this Sublease.

24. Estoppel Certificates. If reasonably requested by Sublessor or Landlord, Sublessee shall have the same obligation to execute an estoppel certificate with respect to the Subleased Premises and this Sublease Agreement as Sublessor has to execute an estoppel certificate with respect to the Master Lease Agreement.

25. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the building except as stated in the Master Lease Agreement.

26. Access to Property. Sublessee shall have 24 hour/7 days per week access to Subleased Premises.

27. Sublessor waives Option to Extend. Sublessor shall waive any option to extend as stated in paragraph 21 (n) of the Master Lease Agreement.

28. Parking. Sublessee shall have the right to contract for parking spaces as specified in paragraph 21 (t) Master Lease Agreement

29. Furniture, Fixtures, and Equipment. Upon dual execution of this Sublease and receipt of Landlord’s Consent, ownership of all furniture, fixtures and equipment located in the Subleased Premises as of Sublessee’s April 14, 2004 walk-through (as specified on Exhibit C), including but not limited to Sublessor’s complete telephone system including all hand sets (collectively the “FF&E”) shall convey to Sublessee. Sublessee agrees to pay Sublessor Fifteen Thousand and 00/100 Dollars ($15,000.00) for the FF&E. Said payment shall be remitted to Sublessor upon dual execution of this Sublease and receipt of Landlord’s Consent. Sublessor agrees to assist Sublessee in the transfer of Sublessor’s phone numbers to Sublessee.

EXECUTED IN TRIPLICATE as of the date first written above.

SPACEHAB, INC.

By:	/s/ Illegible

Its:	Sr. Vice President

Witness:	Illegible

PARAGON PERSONNEL, INC.

By:	/s/ Illegible

Its:	Director

Witness:	Illegible

EXHIBIT A

TRUE COPY OF MASTER LEASE AGREEMENT

EXHIBIT B

LANDLORD’S CONSENT

LESSOR’S CONSENT

The undersigned Landlord under the Master Lease Agreement dated October 15, 2002, as amended, hereby consents, as contemplated in Lease Agreement, to the foregoing Sublease Agreement (all of the defined terms of which are used herein with the same meaning as they are given there) and all of the terms and conditions contained therein on the express condition that Spacehab, Inc. remains fully liable under the Master Lease Agreement to perform all of the obligations of the Lessee (provided that performance of such obligations by the Sublessee identified in the foregoing Sublease Agreement shall be accepted by the Landlord as performance of the Tenant pro tanto). Landlord expressly acknowledges that the Master Lease Agreement is in full force and effect and that Landlord is not aware of any default by the Tenant or the Landlord thereunder. This Consent shall apply only to this Sublease Agreement and shall not be deemed to be either (a) a consent to any other sublease or assignment or (b) a release from or waiver of the obligation to obtain Landlord’s consent in the event of any future sublease or assignment.

LANDLORD:

601 THIRTEENTH STREET, N.W. ASSOCIATES LIMITED PARTNERSHIP

By:

Title:

Date:

EXHIBIT C

THE FF&E

RECEPTION AREA
1 upholstered chair
1 upholstered couch
2 side tables
RECEPTION DESK
1 chair
~~1 computer~~
LARGE CONFERENCE ROOM
1 white board
1 conference table
10 chairs
1 planter
OPEN OFFICE
1 file cabinet
1 chair
1 desk
OFFICE A
~~1 computer~~
1 desk
1 chair
1 wastebasket
OFFICE B
1 file cabinet
1 bookcase
1 desk
1 chair
1 wastebasket
OFFICE C
1 bookcase
~~1 small file cabinet~~
~~1 file cabinet~~
1 desk
1 chair
~~1 computer~~
OFFICE D
1 desk
2 guest chairs
1 chair
3 bookcases
1 planter
~~2 paintings~~
1 wastebasket
~~1 4-wheel dolly~~
~~1 2-wheel dolly~~
OFFICE E
1 file cabinet
1 guest chair
2 chairs
1 desk
1 bookcase
WORK ROOM
1 desk
1 mailroom organizer
~~1 fax machine~~
1 black upright file cabinet
1 refrigerator
~~1 color printer~~
1 microwave
1 printer stand
OFFICE F
1 bookcase
1 desk
1 chair
1 planter
1 wastebasket
1 printer
1 printer stand
OFFICE G
1 desk
1 planter
1 chair
1 wastebasket
OFFICE K
5 file cabinets
1 file cabinet
OFFICE H
2 planters
1 desk
1 chair
1 guest chair
1 large credenza/shelving unit
1 wastebasket
SMALL CONFERENCE ROOM
1 conference table
6 chairs
OFFICE J
1 large desk
1 round table w/4 guest chairs
1 high-back black chair
1 small desk
~~1 paper shredder~~
2 planters
1 wooden file cabinet
1 bookcase
1 white board
~~1 computer~~
1 wastebasket
OFFICE I
2 file cabinets
1 chair
1 guest chair
1 bookcase
1 desk
1 planter
1 wastebasket